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Exhibit 5.1

September 3, 2020
Viemed Healthcare, Inc.
625 E. Kaliste Saloom Rd.
Lafayette, Louisiana 70508

Dear Sirs/Mesdames

Re: Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as British Columbia and Ontario counsel to Viemed Healthcare, Inc., a British Columbia company (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of: (i) up to U.S.$100,000,000 aggregate offering price of (a) common shares, without par value (“Common Shares”), (b) warrants to purchase Common Shares (the ”Warrants”) and Units (as defined below), (c) subscription receipts for Common Shares or other securities described in the Registration Statement (the ”Subscription Receipts”), and (d) units comprising one or more Common Shares, Warrants or Subscription Receipts in any combination (the “Units”) (the Common Shares, Warrants, Subscription Receipts and Units are collectively referred to herein as the “Securities”), which Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.  The Warrants may be issued under one or more warrant indentures (each, a “Warrant Indenture”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.  The Subscription Receipts will be issued under one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Units may be issued under one or more unit agreement (each, a “Unit Agreement”) in a form that will be filed as an exhibit to a post effective amendment to the Registration Statement or incorporated by reference therein.

In rendering the opinion stated herein, we have examined and relied upon the Registration Statement.  We have also examined such documents and considered such questions of law as we have considered necessary in order to render our opinions expressed below.  In rendering our opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies (including pdfs) or facsimile transmissions.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had (or have at the relevant time) the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been (or will be at the relevant time) duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are (or will be at the relevant time) the legal, valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon the representations and statements of fact made in the documents so reviewed and certificates of officers of the Company and of public officials. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of our opinions expressed below, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with all applicable laws, including those of Canada and the United States, and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s then operative Notice of Articles (the “Notice of Articles”), the Articles of the Company (the “Articles” and collectively with the Notice of Articles, the “Charter Documents”), and applicable British Columbia corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities, (e) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect, (f) any Securities or other securities issuable upon exercise of any other Securities being offered will have been duly authorized, created and, if necessary, reserved for issuance upon such exercise by all necessary corporate action and in accordance with applicable laws, (g) at the time of any offering or sale of any Common Shares, Warrants to purchase Common Shares, Units comprised of, in whole or in part, Common Shares or Subscription Receipts for, in whole or in part, Common Shares, and as of the date of the issuance of any Common Shares issuable upon exercise of Warrants or Subscription Receipts, there will be sufficient Common Shares authorized and unissued under the Company’s then operative Charter Documents and not otherwise reserved for issuance and will not be, at the time of such offering or sale, a cease trade or other restraining order affecting the distribution by the Company of the Securities, (h) at the time of issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of British Columbia, and will have the necessary corporate power for such issuance, (i) at the time of issuance of the Securities, the Charter Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (j) any Warrant Indenture, Subscription Receipt Agreement or Unit Agreement, or any other definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, (k) the Warrant Indenture, Subscription Receipt Agreement and Unit Agreement will be governed by Ontario or British Columbia law, (l) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (m) that the issuance, terms, execution and delivery of the Securities (i) will not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (n) the Company will remain a British Columbia corporation. We have undertaken no independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Whenever our opinions expressed below refer to shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, we mean that the holder of such shares shall not be liable and cannot be required to contribute any further amounts to the Company or its creditors by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. We express no opinion as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

(1)
With respect to Common Shares offered and/or to be resold under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the amount of such consideration set by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Board of Directors, or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved and executed by the Company, for the consideration approved by the Company (in an amount not less than such consideration set by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect), such Common Shares will be validly issued, fully paid and non-assessable.

(2)
With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a Warrant Indenture in respect thereof  has been duly authorized, executed and delivered by the Company and a Warrant trustee or agent (the “Warrant Agent”) in respect of the Warrants in accordance with applicable law, (c) the Warrant Agent is: (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Warrant Indenture; (ii) is in compliance with respect to performance of its obligations under the Warrant Indenture, all applicable laws, rules and regulations; and (iii) has the requisite organizational and legal power and authority to perform its obligations under the Warrant Indenture, and (d) the certificates representing the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company.

(3)
With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a Subscription Receipt Agreement in respect thereof  has been duly authorized, executed and delivered by the Company and, if applicable, any subscription receipt trustee or agent (the “Subscription Receipt Agent”) in respect of the Subscription Receipts in accordance with applicable law, (c) the Subscription Receipt Agent is: (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Subscription Receipt Agreement; (ii) is in compliance with respect to performance of its obligations under the Subscription Receipt Agreement, all applicable laws, rules and regulations; and (iii) has the requisite organizational and legal power and authority to perform its obligations under the Subscription Receipt Agreement, and (d)  the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subscription Receipts will constitute valid and binding obligations of the Company.

(4)
With respect to Units, assuming that when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable Unit Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment in respect thereof in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company.

Our opinions expressed herein are subject to the following qualifications:

(a)
opinions expressed with respect to the valid and binding nature of obligations may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law);

(b)	we express no opinion with respect to rights to indemnity and contribution;

(c)
a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(d)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(e)
the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

The foregoing opinions are limited to the laws of the Provinces of British Columbia and Ontario, and the federal laws of Canada applicable therein on the date hereof, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign (and in particular, we express no opinion as to any effect that such other laws may have on the opinions expressed herein).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Notwithstanding the foregoing, we hereby consent to the filing hereof as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ DLA Piper (Canada) LLP